EXHIBIT 10.1

FIRST AMENDMENT TO PROMISSORY NOTE

This First Amendment to Promissory Note is dated as of November 14, 2011 (the “Amendment”) and amends that certain Promissory Note in the face amount of $20,000,000.00 dated as of September 16, 2011 (as amended, the “Note”) from Motricity, Inc., a Delaware corporation (the “Borrower”) to High River Limited Partnership, a Delaware limited liability partnership (the “Lender”).  Capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings ascribed thereto in the Note.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Extension of Maturity.

(a)           Introductory Paragraph – Principal.  The date “March 16, 2012” as it appears in the introductory paragraph of the Note is hereby replaced with the date “June 14, 2012” in lieu thereof.

(b)           Section 1 (Interest; Paid-in-Kind Interest).  The date “March 16, 2012” as it appears in Section 1 of the Note is hereby replaced with the date “June 14, 2012”  in lieu thereof.

2.           Amendment of Covenant.  Section 4(h) of the Note is hereby stricken and deleted in its entirety and replaced with the following in lieu thereof:

“(h)           Guaranties and Accounts Receivable.  In the event that as of the last day of any month, the face amount of the Eligible Accounts Receivable (as defined below) held by the Borrower is equal to less than 65% of the face amount of the aggregate consolidated Eligible Accounts Receivable held by the Borrower and its subsidiaries, the Borrower shall within five (5) Business Days cause one or more of its subsidiaries to execute and deliver a guaranty to Lender with respect to the Obligations, in form and substance reasonably acceptable to Lender, such that after delivering such guaranty or guaranties, the face amount of the Eligible Accounts Receivable held by the Borrower and such guarantor(s) is equal to at least 65% of the face amount of the aggregate consolidated Eligible Accounts Receivable held by the Borrower and its subsidiaries.  The term “Eligible Accounts Receivable”, as used herein, shall mean accounts receivable that (i) as of any date, are not more than 60 days past due and (ii) would be required to be shown on the balance sheet of the Borrower or such guarantor or such subsidiary, as applicable, all in accordance with GAAP.”

3.           Limited Waiver of Default(s) and Event(s) of Default.  Lender hereby waives the  Default or Event of Default under Section 5(g) of the Note that may have arisen as a result of: (a) Borrower’s failure to cause any of its subsidiaries to execute and deliver a guaranty to Lender in the form and within the timeframe required by Section 4(h) of the Note (as in effect prior to giving effect to this Amendment), as a consequence of the face amount of the accounts receivable held by Borrower being equal to less than 70% of the face amount of the aggregate consolidated accounts receivable held by Borrower and its subsidiaries as of both September 30, 2011 and October 31, 2011; and (b) Borrower’s failure to notify Lender of such occurrences described in Section 3(a) of this Amendment in the manner or in the timeframes required by Section 4(b)(ii)(C) of the Note.  Such waiver is limited to Borrower’s failure to cause one or more of its subsidiaries so execute and deliver a guaranty for such time periods only and with respect only to Sections 4(b)(ii)(C), 4(h), and 5(g) of the Note, as a result of such failure, and shall not constitute a waiver of any other provision of the Note or the Loan Documents or for any other period of time or for any other acts or omissions.

4.           Full Force and Effect; Confirmation; Integration.  Except as amended hereby, the Note shall remain in full force and effect in accordance with its original terms.  Borrower hereby confirms that the Security Agreement and the security interests granted therein shall continue to be in effect notwithstanding this Amendment or the amendments, extensions, and waivers provided for herein.  This Amendment, together with the Note and the other Loan Documents, embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior proposals, negotiation, agreements, and understandings relating to such matter.

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Executed and delivered as of the date first above written.

MOTRICITY, INC.

By:  /s/ C. Stephen Cordial
   Name:  C. Stephen Cordial
   Title:     Interim CFO and Treasurer

[Signature page to First Amendment to Promissory Note]

THE FOREGOING IS ACCEPTED:

HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, its general partner

By:  /s/ Edward E. Mattner
Name: Edward E. Mattner
Title: Authorized Signatory

[Signature page to First Amendment to Promissory Note]